Exhibit 99.1

Butterfly Network Reports Third Quarter 2022 Financial Results

Record Revenue with Momentum in Both Health Systems and Software

Burlington, MA., and New York, NY, November 3, 2022 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly”), a digital health company transforming care with handheld, whole-body ultrasound, today announced financial results for the quarter ended September 30, 2022, and provided a business update.

Highlights

●	Reported total revenue of $19.6 million for the third quarter ended September 30, 2022, representing a 34.2% increase from $14.6 million for the third quarter ended September 30, 2021

●	Introduced Butterfly’s “Cloud 2.0” software, a launch that included several new product features and a Proficiency Management Solution for our Blueprint platform, that makes it even easier to manage your workflows and analysis across an institution. We are now providing Blueprint at Yale New Haven Health and signed a new contract with Stanford that includes an expanded system footprint of our enterprise software and probes.

●	Kicked off a first-of-its-kind clinical study, with the John Muir Cardiovascular Institution Research department, to evaluate a novel tool developed by Butterfly to provide novice clinicians—and patients—with the ability to assess pulmonary congestion themselves.

●	Partnership with Abdul Latif Jameel Health (ALJ) continues to strengthen with our recent launch in India. Through our partners, Butterfly will be available to the approximately 1 million registered physicians in the country, and we will bring our technology to practitioners working in developed, underdeveloped and remote areas, accelerating access to imaging for those who need it most.

●	Partnership with Bill & Melinda Gates Foundation (announced in first quarter) to improve maternal and fetal health in Sub-Saharan Africa with Butterfly iQ+ is on track, as we officially deployed 500 Butterfly iQ+ devices to healthcare practitioners in Kenya, at an event at Kenyatta University, and another 500 probes will be deployed to South Africa early next year.

●	Continued momentum in veterinary markets as Purdue University College of Veterinary Medicine announced Butterfly iQ+ Vet integration into the first year of the Doctor of Veterinary Medicine and Veterinary Nursing program.

●	Tightly managed our expenses and effectuated a planned workforce reduction in the quarter, informed by the better understanding of our strategic investment priorities, leading to lower operating expenses and extended cash runway.

“This past quarter has been an important one for our learning and trajectory as a young and agile company that is on a mission to enable more informed clinical decisions through access to valuable clinical insights using innovative ultrasound technology, made simple with artificial intelligence – so that all people everywhere, get the right care, driven by the right clinical decisions at the right time,” said Dr. Todd Fruchterman, Butterfly’s President and Chief Executive Officer. “With Butterfly, providers now have the ability to use ultrasound to guide their assessment instead of doing an ultrasound to confirm their decision which will lead to a major shift in how medicine is practiced, and care is delivered across all settings.” Fruchterman continued “This shift will take time because we are leading people through behavior change but the signals we are receiving and the conversations we are having in the market reassert that Butterfly has the ability to fundamentally change the care-delivery experience for providers and patients alike. We believe as strongly today as we ever have that Butterfly has the power to be as ubiquitous as the stethoscope, in its utility in patient assessment, across all specialties, species and care settings. Our path to transformation at scale is on the right track and while our rate of revenue growth was slower than we anticipated, we are receptive to the learnings in the market and adapting where needed. We are also evolving as a company to bring discipline to both how we generate revenue and manage expense.” Fruchterman added.

Looking at our 2022 guidance. Interest in Butterfly is strong and the long-term opportunity and available market for our products is clear. As many in our industry have noted, intensified labor constraints in the third quarter and associated budget pressures from temporary labor costs have limited client-side implementation capabilities and caused deferrals in adoption of medical technology more broadly. As we do not have a good faith basis to assume this will immediately reverse in the fourth quarter, along with our change in sales leadership, we believe it is prudent to revise our full year guidance to $73-$76 million. However, due to the actions taken in Q3 and additional control measures we are able to reiterate our adjusted EBITDA guidance in the range of a loss of $155-$145 million.

Third Quarter 2022 Financial Results

Third quarter total revenue increased 34.2% to $19.6 million from $14.6 million in the third quarter of 2021. Product revenue increased 21.3% to $13.2 million from $10.8 million in the third quarter of 2021. Software and other services revenue increased 71.1% to $6.5 million from $3.8 million in the third quarter of 2021.

Gross profit for the third quarter of 2022 was $11.0 million, compared to gross profit of negative ($5.1) million in the third quarter of 2021. Adjusted gross profit was $12.0 million for the third quarter of 2022, compared to an adjusted gross profit of $7.2 million in the third quarter of 2021.

Total gross margin for the quarter was 56.0%, compared to (35.0) % in the third quarter of 2021. Adjusted gross margin was 61.2%, compared to 49.3% in the third quarter of 2021.

Total operating expenses for the quarter were $57.0 million, compared to $51.9 million in the third quarter of 2021, representing an increase of 9.9% primarily due to higher payroll expenses and incremental investment in our research & development and business infrastructure compared to the third quarter of 2022.

Net loss for the third quarter of 2022 was $54.7 million, compared to a net loss of $13.6 million during the third quarter of 2021. Adjusted EBITDA was a loss of $32.9 million during the third quarter of 2022, compared to a loss of $33.5 million in the third quarter of 2021.

Cash, cash equivalents and marketable securities including restricted cash were $273 million as of September 30, 2022.

A reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin for the three months ended September 30, 2022 and 2021, is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call to review the third quarter 2022 financial results and provide a business update is scheduled for November 3, 2022, at 8:30 am Eastern Time. Interested parties may access the conference call by dialing +1(844) 200-6205 (U.S.) or +1 (929) 526-1599 (Outside U.S.) and referencing Access Code: 741669. Additionally, a link to a live webcast of the call will be available in the Investors section of Butterfly's website.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011 and listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe whole-body ultrasound system using semiconductor technology, the Butterfly iQ+. Butterfly's mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ+ can be purchased online today by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

Butterfly iQ+ is a prescription device intended for trained healthcare professionals only.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), the Company provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin. The Company presents non-GAAP financial measures in order to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin, provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are key performance measures that the Company’s management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin enhance an investor’s understanding of the Company’s financial performance as they are useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin alongside other financial performance measures prepared in accordance with GAAP, including net loss, gross profit, and gross margin.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. In this press release, the Company has provided a reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin, the most directly comparable GAAP financial measures. A reconciliation of Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin to corresponding GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, variances in its supply chain, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for its products and services. Forward-looking statements are based on the Company’s current beliefs and assumptions and on information currently available to the Company. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business, including issues relating to Omicron or other variants; the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; manufacturing and supply of the Company’s products; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s most recent Annual Report on Form 10-K, as amended, or in subsequent filings that it makes with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz
hgetz@butterflynetinc.com

Media
Holly Spring

781.888.8219

hspring@butterflynetwork.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue:
Product	$13,164	$10,848	$37,607	$33,455
Software and other services	6,454	3,773	16,800	10,123
Total revenue	$19,618	$14,621	$54,407	$43,578
Cost of revenue:
Product	6,534	7,584	19,481	21,090
Software and other services	2,095	536	5,022	1,351
Loss on product purchase commitments	—	11,623	—	11,623
Total cost of revenue	$8,629	$19,743	$24,503	$34,064
Gross profit (loss)	$10,989	$(5,122)	$29,904	$9,514
Operating expenses:
Research and development	$23,154	$21,654	$69,997	$54,459
Sales and marketing	15,811	14,203	47,451	34,550
General and administrative	18,056	16,008	56,474	67,928
Total operating expenses	57,021	51,865	173,922	156,937
Loss from operations	$(46,032)	$(56,987)	$(144,018)	$(147,423)
Interest income	$1,304	$893	$1,574	$1,739
Interest expense	(2)	—	(2)	(645)
Change in fair value of warrant liabilities	(9,087)	42,958	8,881	130,528
Other income (expense), net	(898)	(428)	(1,387)	(1,320)
Loss before provision for income taxes	$(54,715)	$(13,564)	$(134,952)	$(17,121)
Provision for income taxes	27	(3)	68	72
Net loss and comprehensive loss	$(54,742)	$(13,561)	$(135,020)	$(17,193)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.27)	$(0.07)	$(0.68)	$(0.10)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	200,172,683	196,095,192	199,528,394	165,656,408

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$193,313	$422,841
Marketable securities	74,546	—
Accounts receivable, net	11,807	11,936
Inventories	57,664	36,243
Current portion of vendor advances	20,844	27,500
Prepaid expenses and other current assets	14,291	13,384
Total current assets	$372,465	$511,904
Property and equipment, net	31,377	14,703
Non-current portion of vendor advances	9,883	12,782
Operating lease assets	22,146	24,083
Other non-current assets	7,387	8,493
Total assets	$443,258	$571,965
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,675	$5,798
Deferred revenue, current	13,927	13,071
Accrued purchase commitments, current	3,951	5,329
Accrued expenses and other current liabilities	25,327	25,631
Total current liabilities	$45,880	$49,829
Deferred revenue, non-current	5,591	5,476
Warrant liabilities	17,348	26,229
Accrued purchase commitments, non-current	—	14,200
Operating lease liabilities	30,176	27,690
Other non-current liabilities	626	850
Total liabilities	$99,621	$124,274
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at September 30, 2022 and December 31, 2021; 174,074,602 and 171,613,049 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	17	17
Class B common stock $.0001 par value; 27,000,000 shares authorized at September 30, 2022 and December 31, 2021; 26,426,937 shares issued and outstanding at September 30, 2022 and December 31, 2021	3	3
Additional paid-in capital	905,852	874,886
Accumulated deficit	(562,235)	(427,215)
Total stockholders’ equity	$343,637	$447,691
Total liabilities and stockholders’ equity	$443,258	$571,965

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(135,020)	$(17,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,066	1,420
Non-cash interest expense on convertible debt	—	389
Write-down of inventories	—	582
Stock-based compensation expense	27,428	38,769
Change in fair value of warrant liabilities	(8,881)	(130,528)
Other	750	665
Changes in operating assets and liabilities:
Accounts receivable	(39)	(3,674)
Inventories	(21,421)	1,432
Prepaid expenses and other assets	(498)	(8,896)
Vendor advances	9,555	(5,615)
Accounts payable	(3,121)	(11,276)
Deferred revenue	971	5,660
Accrued purchase commitments	(15,578)	(23,021)
Change in operating lease assets and liabilities	1,772	(872)
Accrued expenses and other liabilities	(240)	5,748
Net cash used in operating activities	$(140,256)	$(146,410)

Cash flows from investing activities:
Purchases of marketable securities	(75,118)	(1,018,095)
Sales of marketable securities	—	702,152
Purchases of property and equipment, including capitalized software	(16,180)	(3,826)
Net cash used in investing activities	$(91,298)	$(319,769)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	2,844	19,314
Net proceeds from equity infusion from the Business Combination	—	548,403
Payment of loan payable	—	(4,366)
Other financing activities	(100)	(52)
Net cash provided by financing activities	$2,744	$563,299
Net (decrease) increase in cash, cash equivalents and restricted cash	$(228,810)	$97,120
Cash, cash equivalents and restricted cash, beginning of period	426,841	60,206
Cash, cash equivalents and restricted cash, end of period	$198,031	$157,326

BUTTERFLY NETWORK, INC.

ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue	$19,618	$14,621	$54,407	$43,578
Cost of revenue	8,629	19,743	24,503	34,064
Gross profit (loss)	$10,989	$(5,122)	$29,904	$9,514

Gross margin	56.0%	(35.0)%	55.0%	21.8%

Add:
Depreciation and amortization	1,019	131	2,122	291
Warranty liability policy change	—	—	—	(560)
Loss on purchase commitments	—	11,623	—	11,623
Inventory write-downs	—	582	—	582
Adjusted gross profit	$12,008	$7,214	$32,026	$21,450

Adjusted gross margin	61.2%	49.3%	58.9%	49.2%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net loss	$(54,742)	$(13,561)	$(135,020)	$(17,193)
Interest income	(1,304)	(893)	(1,574)	(1,739)
Interest expense	2	—	2	645
Change in fair value of warrant liabilities	9,087	(42,958)	(8,881)	(130,528)
Other expense, net	898	428	1,387	1,320
Provision for income taxes	27	(3)	68	72
Stock based compensation	9,413	10,734	27,428	38,769
Depreciation and amortization	1,875	505	4,066	1,420
CEO transition costs	—	—	—	5,398
Warranty liability policy change	—	—	—	(560)
Transaction bonus	—	—	—	1,653
Loss on purchase commitments	—	11,623	—	11,623
Inventory write-downs	—	582	—	582
Reduction in force related severance and benefits	1,830	—	1,830	—
Adjusted EBITDA	$(32,914)	$(33,543)	$(110,694)	$(88,538)